Exhibit 99.1

Forestar Announces Stockholders’ Approval of Merger Agreement With D.R. Horton

AUSTIN, Texas (October 3, 2017) - Forestar Group Inc. (NYSE: FOR) (“Forestar”) today announced that its stockholders, at a special meeting held earlier today, overwhelmingly voted in favor of the proposal to adopt the previously announced merger agreement by and among D.R. Horton, Inc. (NYSE: DHI) (“D.R. Horton”), Forestar and Force Merger Sub, Inc. (the “merger agreement”), pursuant to which D.R. Horton has agreed to acquire approximately 75% of the currently outstanding shares of Forestar.

The affirmative vote of holders of a majority of the outstanding shares of Forestar common stock was required to adopt the merger agreement.  31,963,244 shares of Forestar common stock were voted for approval of the proposal to adopt the merger agreement, representing approximately 76.2% of the outstanding shares as of the record date for the special meeting and approximately 98.3% of the shares present in person or by proxy at the special meeting.

The transaction remains subject to other customary closing conditions.  As previously announced, the parties currently expect to close the merger on October 5, 2017.

About D.R. Horton, Inc.

D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States for fifteen consecutive years. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 79 markets in 26 states across the United States and closed 44,833 homes in the twelve-month period ended June 30, 2017. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Emerald Homes, Express Homes and Freedom Homes ranging from $100,000 to over $1,000,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

About Forestar Group Inc.

Forestar is a residential and mixed-use real estate development company. As of June 30, 2017, in its core community development business it owned, directly or through ventures, interests in 48 residential and mixed-use projects comprised of 4,400 acres of real estate located in 10 states and 14 markets. In addition, it owns interests in various other assets that have been identified as non-core that it is divesting opportunistically over time.

Forward-Looking Statements

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton and Forestar believe any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton and Forestar on the date this release was issued. Neither D.R. Horton nor Forestar undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Some forward-looking statements discuss D.R. Horton’s and Forestar’s plans, strategies and intentions. They use words such as “expects,” “may,” “will,” “believes,” “should,” “would,” “could,” “approximately,” “anticipates,” “estimates,” “targets,” “intends,” “likely,” “projects,” “positioned,” “strategy,” “future,” and “plans.” In addition, these words may use the positive or negative or other variations of those terms. Forward-looking statements also include all other statements in this press release that are not historical facts.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to D.R. Horton’s and Forestar’s ability to satisfy the conditions to closing of the proposed Merger, and other risks related to the completion of the proposed Merger and actions related thereto. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s and Forestar’s respective annual reports on Form 10-K and their respective most recent quarterly reports on Form 10-Q, all of which are filed with the Securities and Exchange Commission (the “SEC”). There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized.

CONTACTS

D.R. Horton

Jessica Hansen, Vice President of Investor Relations — (817) 390-8195

jlhansen@drhorton.com

Forestar Group

Charles D. Jehl, Chief Financial Officer — (512) 433-5229

chuckjehl@forestargroup.com